                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TIB FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 EDWARD V. LETT
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

 1 Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              TIB FINANCIAL CORP.



                                                                 April 17, 2001



TO THE SHAREHOLDERS OF
TIB FINANCIAL CORP.

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of TIB Financial Corp. which will be held at Cheeca Lodge, MM 82, Islamorada, Florida on Tuesday, May 22, 2001 beginning at 3:00 p.m. The social hour begins at 2:00 p.m.

         At the 2001 Annual Meeting you will be asked to consider and vote upon the election of three directors to serve until the Annual Meeting of Shareholders in 2004, and also the ratification of the independent accountants. Shareholders also will consider and vote upon such other or further business as may properly come before the 2001 Annual Meeting and any adjournment or postponement thereof.

         We hope you can attend the meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed proxy and returning it to American Stock Transfer & Trust Company. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person.

         We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us at (305) 451-4660, ext. 118.

                                          Sincerely,




                                          James R. Lawson, III
                                          Chairman of the Board

                              TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS
                                 P. O. BOX 2808
                              KEY LARGO, FL 33037

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2001

                               -----------------

To:  The Shareholders of TIB Financial Corp.

         The Annual Meeting of Shareholders (the "Annual Meeting") of TIB Financial Corp. (the "Company") will be held at Cheeca Lodge, MM 82, Islamorada, Florida, on Tuesday, May 22, 2001, at 3:00 p.m. for the purpose of acting upon the following matters:

         1. To elect three members to the Board of Directors to serve three-year terms expiring in 2004 (Proposal 1).

         2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2001 (Proposal 2).

         3. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has set March 31, 2001, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE BY THE INTERNET. IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                          By Order of the Board of Directors



April 17, 2001                            James R. Lawson, III, Chairman

                              TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS


                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2001



                         PROXY SOLICITATION AND VOTING


GENERAL

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of TIB Financial Corp. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

         The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have the holder's shares voted by Proxy, even if the holder attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All properly executed written proxies and all properly completed proxies voted by telephone or by the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the directions given in the Proxy. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the Proposals described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

         This Proxy Statement and the enclosed Proxy are being mailed to, the Company's shareholders on or about April 26, 2001.

         The Company is a bank holding company and also a financial holding company under the Federal banking laws, organized in February 1996 under the laws of the State of Florida. The Company's subsidiaries consist of TIB Bank of the Keys (the "Bank") (which commenced its commercial banking operations in Islamorada, Florida in 1974), TIB Software and Services, Inc. (which was formed in 1997), and Keys Insurance Agency, Inc. (which was formed in October 2000).

RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has set March 31, 2001, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 3,912,660 shares of common stock of the Company issued and outstanding.

QUORUM AND VOTING RIGHTS

         A quorum for the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present in person or represented by Proxy.

         Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. All matters to be voted on at the Annual Meeting require the affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by Proxy.

SOLICITATION OF PROXIES

         In addition to this solicitation by mail, the officers and employees of the Company and the Bank, without additional compensation, may solicit Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)


INFORMATION ABOUT THE BOARD OF DIRECTORS AND THEIR COMMITTEES

         The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three-year terms and, as a general rule, the shareholders of the Company elect one class annually. The Board of Directors of the Company presently consists of 10 members who also serve as directors of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, acting as the sole shareholder of the Bank.

         The Board of Directors has nominated three persons for election as directors of the Company to serve three-year terms which will expire at the 2004 Annual Meeting of Shareholders or until their successors are elected and qualified. The terms of the other seven incumbent directors will continue as indicated below. All the nominees are presently directors of the Company.

         It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2004

         The following sets forth the name, age and principal occupation of the three nominees for election as directors to three-year terms.


Name                     Age     Principal Occupation
----                     ---     --------------------

B G Carter               59      B G CARTER is the Managing Director of
                                 Independent Mortgage & Finance Company, which focuses on commercial mortgage brokerage. He is also the owner of Westwinds of Key West
                                 Corp., a twenty-two unit guest house in Key
                                 West. A resident of the Keys since 1975, Mr.
                                 Carter has served on the Bank's Board since
                                 1988.

Armando J. Henriquez     66      ARMANDO J. HENRIQUEZ has served as Vice
                                 President of Client Relations of Fringe
                                 Benefits Management Company since September of
                                 1993. Dr. Henriquez served as a consultant to the Florida Association of School
                                 Superintendents from January of 1993 until joining Fringe Benefits Management Company.
                                 Dr. Henriquez served as Superintendent of Schools of Monroe County, Florida, from
                                 January, 1969 to December, 1992. Dr. Henriquez has served on the Bank's Board since 1993.

James R. Lawson, III     66      JAMES R. LAWSON is now retired. He was the
                                 owner of the Key Largo Shopper, a grocery store in Key Largo, prior to its sale in 1992.
                                 Mr. Lawson has served on the Bank's Board since 1979.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2002

Name                     Age     Principal Occupation
----                     ---     --------------------

Edward V. Lett           56      EDWARD V. LETT has been the President and
                                 Chief Executive Officer of the Bank since
                                 January 6, 1996, and has served as a director since 1992. Prior to becoming President, Mr.
                                 Lett served as Executive Vice President and
                                 Chief Operating Officer of the Bank since joining the Bank in November, 1991. Prior to joining the Bank, Mr. Lett had served as Executive Vice President and Chief Operating
                                 Officer of American National Bank of Florida.
                                 Mr. Lett has been the President and Chief
                                 Executive Officer of the Company since its inception.

Scott A. Marr            46      SCOTT A. MARR is a private investor and was
                                 the General Manager and a Partner of
                                 Marina-Del Mar Resorts, which consists of two hotels in Key Largo, Florida, until February
                                 2001. Mr. Marr has served on the Bank's Board since 1994.

Derek D. Martin-Vegue    55      DEREK D. Martin-Vegue has been the President
                                 of Keys Insurance Agency, Inc. since its organization as a subsidiary of the Company on October 31, 2000 and its purchase of the assets of Keys Insurance Agency of Monroe
                                 County, Inc., which was owned and operated by Mr. Martin-Vegue. Mr. Martin-Vegue has served on the Bank's Board since 1995.

Joseph H. Roth, Jr.      54      JOSEPH H. ROTH, JR., C.H.A. is the owner of
                                 Barefoot Investments, a Florida Real Estate
                                 Brokerage Company. He is a partner in the Holiday Isle Beach Resorts group of four hotels in the Upper Keys. Mr. Roth is a founding partner in Little Palm Island Resort.
                                 He is a partner in the Ocean Key House Resort in Key West, Grove Isle Hotel and Marina in

                                 Coconut Grove, LaPlaya Beach Resort in Naples, and Dolphin Marina in the Keys. Mr. Roth serves on the board of directors of Noble House Resorts and Hotels, and on the board of the Hospitality Industries Association, The President's Council on Tourism, and the American Cancer Society's Board. Mr. Roth has served on the TIB Bank's Board since 1983.


INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2003

Gretchen K. Holland      60      GRETCHEN K. HOLLAND is the co-owner and
                                 President of Coral Reef Title Company. She currently is a board member of the Florida Key
                                 Electric Co-operative and is the Past
                                 President of the Key Largo Chamber of
                                 Commerce. She has lived and worked in the Keys for the past 27 years. Ms. Holland was elected to the Board of Directors of the Bank in 1998.

Marvin F. Schindler      58      MARVIN F. SCHINDLER is the owner and operator
                                 of Florida Keys Truss, Inc. Mr. Schindler is retired from the U.S. Army. Mr. Schindler was elected to the Board of the Bank in 1997.

Millard J. Younkers, Jr. 58      MILLARD J. YOUNKERS, JR. is an Executive Vice
                                 President of the Bank and President Southwest
                                 Florida Region. Mr. Younkers has been employed by the Bank since September of 1996. From 1993 until joining the Bank, he was an officer of Northern Trust Bank of Florida, Naples,
                                 Florida. Prior to 1993, Mr. Younkers served as
                                 Executive Vice President of the First National
                                 Bank of Toms River, N.J. Mr. Younkers was elected to the Board of the Bank in 2000.

         With the exception of Mr. Schindler who was elected in February 1997, Ms. Holland who was elected in March 1998 and Mr. Younkers who was elected in September 2000 to fill vacancies on the Board of Directors, all of the Company's directors have served in such capacity since its inception in 1996.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 11 meetings during the 2000 fiscal year. Each director of the Company attended at least 75% of the board meetings and committee meetings of which such director was a member. The Board of Directors of the Bank had 11 meetings during the 2000 fiscal year. Each director of the Bank attended at least 75% of the total number of board meetings of the Bank.

         The Bank's Board of Directors maintains Asset/Liability, Audit, Executive Loan, Investment, Compensation, Strategic Planning, Budget, Acquisition, Nominating and Scholarship Committees.

         The Bank's Asset/Liability Committee provides management with guidelines for the generation and deployment of funds that will assist in the attainment of the objective of maximizing net interest income within the constraints of optimum earning asset mix, capital adequacy and liability. The Asset/Liability Committee is currently composed of Messrs. Lawson, Marr, Martin-Vegue, Roth, and Younkers.

         The Bank's Board of Directors at its monthly meeting reviews lending policies and procedures and reports relating to the Bank's loan-portfolio, with particular attention given to such matters as categories of borrowers and concentrations in particular types of loans. The Bank's Executive Loan Committee considers loan requests in excess of $1 million and reviews reports relating to and considers all loans or extensions of credit proposed for any of the Bank's directors or executive officers. The Executive Loan Committee is currently composed of all directors on a rotating basis and several Bank senior loan officers.

         The Bank's Investment Committee reviews the Bank's investment policies, the composition of the Bank's investment portfolio, information relating to the investment activities and portfolio of the Bank and the consistency of the portfolio with the Bank's asset/liability and liquidity policies, with particular attention given to such matters as categories of investments and concentrations, and investment portfolio audit reports, and comments on current investments. The Investment Committee is currently composed of Messrs. Lawson, Marr, Martin-Vegue, Roth, and Younkers.

         The Compensation Committee reviews the performance of the Bank's President and Chief Executive Officer and his review of senior officers. The Compensation Committee makes recommendations to the Board of Directors on compensation levels for Bank officers. The Compensation Committee is currently composed of Messrs. Henriquez, Lawson, Lett, Marr, and Schindler.

         For information regarding the Bank's Audit Committee, see "Audit Committee Report."

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following lists the executive officers of the Company and certain officers of the Bank, all positions held by them with the Company and the Bank and the periods during which such positions have been held, a brief account of their business experience during the past five years and certain other information including their ages. All officers of both the Company and the Bank are appointed annually at the meetings of the respective Boards of Directors following their election to serve until the annual meeting in the subsequent year and until successors are chosen. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

NAME                             INFORMATION ABOUT EXECUTIVE OFFICERS
----                             ------------------------------------
Edward V. Lett                   See the table above under "Directors."

David P. Johnson                 Mr. Johnson, age 45, is Senior Vice President
                                 and Chief Financial Officer of the Bank since
                                 July of 1999. From 1996 through July 1999, Mr.
                                 Johnson was Vice President, Controller and
                                 Investment Officer of the Bank. Prior to
                                 January 1996, Mr. Johnson served as Assistant
                                 Vice President, Controller and Investment
                                 Officer of the Bank.

Millard J. Younkers, Jr.         See the table above under "Directors."


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following report reflects the Company's compensation policy as endorsed by the Board of Directors and the Compensation Committee. The Compensation Committee submits to the Board of Directors payment amounts and award levels for executive officers of the Company and the Bank.

COMPENSATION COMMITTEE REPORT

         During 2000, the Compensation Committee of the Board of Directors was composed of five members, four of whom are not officers or employees of the Company or the Bank. The Chairman of the Board designates the chairman of this Committee, and the Committee chairman then selects the members of the Committee.

COMPENSATION POLICY

         The Company's compensation policy is designed to make changes in total compensation with changes in the value created for the Company's shareholders. The Compensation Committee believes that compensation of executive officers and others should be a result of the Company's operating performance and should be designed to aid the Company in attracting and retaining high-performing executives.

         The objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. At the Company, executive officer compensation comprises three areas: base salary, cash based short-term annual incentives, and long-term stock incentives.

         In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance in the areas of customer service, morale, completed projects, team work and communication, and the relationship of total compensation to the salary market of similarly situated institutions. The decision to increase base pay is determined by the Compensation Committee using performance results measured annually. The Company's general approach to executive compensation is to provide market competitive base salary, and to reward performance through cash bonuses consistent with individual contributions to the Company's financial performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During the first quarter of each year, the Compensation Committee reviews the compensation paid to the Chief Executive Officer of the Bank. Final approval of Chief Executive Officer compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on the Company's profitability, growth and loan quality. The Compensation Committee also considers the Chief Executive Officer's abilities in the areas of leadership and morale, community involvement and communication. Also, utilizing published surveys, databases and other means, the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located from across the nation as well as locally.

         After reviewing the appropriate data, the annual salary for Edward V. Lett, President and Chief Executive Officer of the Company and the Bank, was increased by $25,000 to $200,000 for 2001. Based on specific accomplishments and the overall financial performance of the Company including the achievement of above targeted performance goals in 2000, Mr. Lett was awarded a cash bonus award of $57,750.

SUMMARY

         In summary, the Compensation Committee believes that the Company's compensation program is reasonable and competitive with compensation paid by other financial institutions similarly situated. The program is designed to reward strong performance.

         Scott A. Marr, Chairman            Edward V. Lett
         Dr. Armando J. Henriquez           Marvin F. Schindler
         James R. Lawson, III

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         Mr. Lett served as a member of the Compensation Committee in 2000. Mr. Lett is also the President and Chief Executive Officer of the Bank.

EXECUTIVE COMPENSATION

         The Company does not compensate any of its directors or executive officers separately from the compensation they receive from the Bank. The following sets forth certain information concerning compensation during the fiscal years 2000, 1999 and 1998 of the Bank's executive officers whose annual compensation was in excess of $100,000 during 2000 or who served as Chief Executive Officer of the Bank during 2000.

                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation                     Long Term
                                           -------------------                    Compensation
                                                                                     Awards
                                                                                     ------
                                                                   Other Annual    Securities       All Other
    Name and Principal      Fiscal                                 Compensation    Underlying      Compensation
         Position            Year      Salary ($)     Bonus ($)      ($) (1)       Options (#)       ($) (2)
         --------            ----      ----------     ---------      -------       -----------       -------

Edward V. Lett               2000       $175,000       $57,750       $10,000           -0-            1,000
President and Chief          1999        160,000        97,520        10,000           -0-            1,000
Executive Officer            1998        160,000        14,506        10,000           -0-            1,000

Millard J. Younkers, Jr.     2000       $132,000       $26,000       $10,000           -0-            1,000
Executive Vice President     1999        120,000        24,000         2,500           -0-            1,000
                             1998        116,750        24,000           -0-           -0-            1,000

---------------
(1) Includes retainer for attending Board of Directors meetings paid to Mr. Lett and Mr. Younkers. Compensation does not include any other perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) The reported amount consists of matching contributions to the Bank's Employee Stock Ownership Plan with 401(k) provisions.


         The following table sets forth information with respect to the above named executives concerning stock options exercised in the last fiscal year and the number and value of unexercised options held as of December 31, 2000.

                       AGGREGATE OPTION EXERCISES IN 2000
                      AND DECEMBER 31, 2000 OPTION VALUES

                                                                   Number of Securities                  Value of
                                                                  Underlying Unexercised         Unexercised In-the-Money
                                                                    Options at 12/31/00           Options at 12/31/00 (1)
                                                               ----------------------------    ----------------------------
                                 Shares
                             Acquired Value       Value
             Name              on Exercise     Realized (1)    Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------     --------------    ------------    -----------    -------------    -----------    -------------

Edward V. Lett                     -0-             -0-            53,400          60,600         $192,079        $163,019

Millard J. Younkers, Jr.           -0-             -0-            13,500          26,500         $  6,750        $ 10,125

---------------
(1) Market value of underlying shares at exercise or year-end, minus the exercise price.


EMPLOYMENT AGREEMENTS

         The Bank and Edward V. Lett, the President and Chief Executive Officer of the Company and the Bank, are parties to an "Executive Employment Agreement" (the "Agreement"). Under the Agreement, Mr. Lett receives a base annual salary of $200,000 per year. The Bank may increase Mr. Lett's salary annually based on Mr. Lett's performance. The Agreement provides that Mr. Lett will be employed by the Bank on an "at-will" basis, unless and until there is a change of ownership control of the Bank. The Agreement provides that in the event there is a change of ownership control of the Bank, Mr. Lett will no longer be an at-will employee and the Agreement will become an employment agreement for a term of 24 months on the effective date of the change in ownership control. Under the Agreement, change of ownership control means the acquisition by a person or other legal entity (or person acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of 51 % or more of the voting securities of the Bank or any lesser percentage if the Board of Directors of the Bank, the Federal Deposit Insurance Corporation or the Federal Reserve System makes a determination that such acquisition constitutes or will constitute control of the Bank. Mr. Lett's salary cannot be reduced for any reason during this 24 month term, unless the Agreement is terminated due to death or incapacity of Mr. Lett or for "cause". The Agreement further provides that Mr. Lett will be entitled to a credit for all years of service with the Bank (i.e., all years prior to the change in ownership control, plus the greater of 24 months or the actual period of employment after the change in ownership control) in determining eligibility for and benefits from any and all retirement, disability, profit-sharing and other employee benefit programs offered by the Bank. Another employee of the Bank, Millard J. Younkers, Jr. is a party to an employment agreement with the Bank. The terms, conditions and benefits under this agreement is the same as described above except that Mr. Younkers' base salary per year is $132,000.

COMPENSATION TO DIRECTORS

         All of the members of the Board of Directors of the Bank who are not Bank employees receive a quarterly retainer of $2,500 and $600 for attending each of 11 regular board meetings, for a total of up to $16,600 annually. Directors who are executive officers of the Bank receive the quarterly retainer only. No additional fees are currently paid for services as directors of the Company.

         Each non-executive officer member of the Board of Directors has also received a grant of an option to purchase 30,000 shares of the Company's common stock at an exercise price of $5.4917 per share, except for a more recent grant to Mr. Martin-Vegue of an option to purchase up to 30,000 shares of the Company's common stock at an exercise price of $6.2333 per share, a grant to Mr. Schindler of an option to purchase up to 5,000 shares of the Company's common stock at an exercise price of $9.00 per share, and a grant to Ms. Holland of an option to purchase up to 5,000 shares of the Company's common stock at an exercise price of $14.00 per share. Board meetings of the Company, when called, are held in conjunction with Board meetings of the Bank. No additional compensation is paid to the directors of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following tables set forth certain information regarding the shares of the common stock of the Company owned as of the record date (i) by each person who beneficially owns more than 5% of the shares of the common stock of the Company, (ii) by each of the Company's directors, and (iii) by all directors and executive officers as a group.

                                            BENEFICIAL OWNERSHIP (1)
                                            ------------------------
       NAME                       NUMBER OF SHARES      PERCENTAGE OWNERSHIP (2)
----------------------------      ----------------      ------------------------

5% Shareholders
---------------

Edward V. Lett (3)(10)
P. O. Box 2808
Key Largo, FL  33037                  227,823                     5.4%

W. Kenneth Meeks (4)
P.O. Box 209
Islamorada, FL  33036                 380,726                     9.1%

James R. Lawson (3)(9)
122 East Shore Drive
Key Largo, FL  33037                  266,505                     6.3%

Joseph H. Roth, Jr. (3)(5)
87851 Old Highway
Islamorada, FL  33036                 413,341                     9.8%


Directors
---------

B G Carter (3)(6)                     183,449                     4.4%

Dr. Armando J. Henriquez (7)           41,506                     1.0%

Gretchen K. Holland (8)                10,474                      * %

James R. Lawson (3)(9)                266,505                     6.3%

Edward V. Lett (3)(10)                227,823                     5.4%

Scott A. Marr (11)                     33,542                      * %

Derek D. Martin-Vegue (12)             58,566                     1.4%

Joseph H. Roth, Jr. (3)(5)            413,341                     9.8%

Marvin F. Schindler (13)               10,000                      * %

Millard J. Younkers, Jr. (14)          15,109                      * %

All directors and executive
officers as a group
(11 persons)                          754,689                    18.0%

---------------
 *   Percent share ownership is less than 1% of total shares outstanding.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Information relating to beneficial ownership of the shares is based upon "beneficial ownership" concepts set forth in the rules promulgated under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" with respect to such security. A person may be deemed to be the "beneficial owner" of a security if that person also has the right to acquire beneficial ownership of such security within 60 days. Under the "beneficial ownership" rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2) Based on 3,912,660 shares outstanding as of March 31, 2001 plus 286,100 shares not outstanding but which are subject to granted but unexercised options providing the holders thereof the right to acquire shares within 60 days through the exercise of said options.

(3) Includes 172,449 shares of common stock of the Company over which Messrs. Lawson, Carter, Lett and Roth exercise voting rights as co-trustees under the Bank's Employee Stock Ownership Plan with 401(k) provisions.

(4)  Includes 16,049 shares held of record by Mr. Meeks' spouse.

(5) Includes 1,000 shares held of record by Mr. Roth's spouse, and 15,000 shares as to which Mr. Roth shares beneficial ownership with his spouse.

(6) Includes 11,000 shares held by Independent Mortgage and Finance Co., of which Mr. Carter is the Managing Director.

(7) Includes (a) 14,106 shares as to which Mr. Henriquez shares beneficial ownership with his spouse, and (b) 18,900 shares representing unexercised options.

(8)  Includes 5,000 shares representing unexercised options.

(9) Includes (a) 51,114 shares held of record by Mr. Lawson's spouse, and (b) 18,000 shares representing unexercised options.

(10) Includes (a) 75 shares held jointly with Sally D. Howard, and 699 shares in his individual ESOP account, (b) 54,600 shares representing unexercised options.

(11) Includes (a) 1,800 shares held of record by Mr. Marr's spouse, and (b) 18,225 shares representing unexercised options.

(12) Includes 30,000 shares representing unexercised options.

(13) Includes 5,000 shares representing unexercised options.

(14) Includes 602 shares in his individual ESOP account and 13,500 shares representing unexercised options.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company's accounting functions and internal controls. The Audit Committee is comprised of independent directors, and is governed by a written charter adopted and approved by the Board of Directors. Each of the members of the Audit Committee is independent as defined by the Company policy. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as the Company's independent accountants. The Audit Committee reviews the Company's financial statements and internal accounting policies and controls; reviews with the independent accountants the scope of their engagement and all material matters relating to financial reporting and accounting procedures of the Bank; as members of the Board of Directors, reviews at regular meetings of the Board loan portfolio information, with particular attention given to classified loans, loans past due, non-performing loans and trends regarding the same; and reviews reports of examination by regulatory authorities. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with Company management, the Company internal audit personnel and the independent accountants regarding the following:

         o the plan for, and the independent accountants' report on, each audit of the Company's financial statements

         o changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements, and recent developments in accounting rules

         This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

         The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for 2000. First, the Audit Committee discussed with the Company's independent auditors for those matters the auditors communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditor's independence with the auditors and received a letter from the auditors regarding independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the auditor's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and the auditors, the Company's audited consolidated balance sheets at December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each for the years in the three-year period ended December 31, 2000. Based on the discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K include these financial statements.

                                          AUDIT COMMITTEE

                                          B G Carter, Chairman
                                          Gretchen Holland
                                          James R. Lawson, III
                                          Joseph H. Roth, Jr.



                               PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in cumulative shareholder return on the Company's common stock (commencing June 18, 1997, which was the day the Company common stock started trading on the NASDAQ National Market) with the cumulative total return of the NASDAQ stock index and The Carson Medlin Company's Independent Bank Index since June 18, 1997 (assuming a $100 investment on June 18, 1997 and reinvestment of all dividends).




                              June 18, 1997     1997     1998     1999     2000
                              -------------     ----     ----     ----     ----

TIB FINANCIAL CORP                  100          108       91       87       90

INDEPENDENT BANK INDEX              100          129      141      128      127

NASDAQ INDEX                        100          109      154      279      173

                          FILINGS UNDER SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of forms furnished to the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 2000, all Section 16(a) filings applicable to its officers. directors and persons who own more than 10% of the common stock of the Company were complied with in a timely fashion.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the executive officers and directors of the Company and the Bank and principal shareholders of the Company and affiliates of such persons have, from time to time, engaged in banking transactions with the Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As of March 1, 2001, indebtedness to the Bank of executive officers and directors of the Company and the Bank and principal shareholders of the Company, including affiliates of such persons, amounted to $9,104,738 in the aggregate.

         On October 31, 2000, the Company purchased the assets and assumed the liabilities of Keys Insurance Agency of Monroe County, Inc., which was owned and operated by Mr. Derek Martin-Vegue, a director of the Company. The purchase price for the assets was $2.2 million which was comprised of $220,000 (or 21,463 shares) of the Company's common stock, $1,650,000 in cash, and $330,000 in cash to be paid over a three-year period, subject to the agency achieving certain earnings thresholds. In connection with the purchase, the Company received an opinion from Reagan Consulting, Inc. that the transaction is fair, from a financial perspective, to the shareholders of the Company. The Company also leases space in a building owned by Mr. Martin-Vegue, which is for a period of five years (including renewal options) and pursuant to which the Company pays annual rental of $34,800 subject to increase during renewal periods based upon increases in the consumer price index.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  (PROPOSAL 2)


         The Board of Directors has appointed BDO Seidman, LLP as its independent certified public accountants for the fiscal year ending December 31, 2001, subject to ratification by the Company's shareholders. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

AUDIT FEES

         For the year ended December 31, 2000, the Company incurred professional fees to its auditors, BDO Seidman, LLP, in the amount of $139,625. Fees for auditing services totaled $110,108, which included $19,608 reimbursement for out-of-pocket expenses. Fees for all other services totaled $29,517, which included $752 reimbursement for out-of-pocket expenses. The Company's audit committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2000 were compatible with the auditors' independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's Proxy material for the 2002 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 2001.

                                 OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

         COPIES OF THE 2000 ANNUAL REPORT AND FORM 10-K OF TIB FINANCIAL CORP. ARE BEING MAILED TO ALL SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE YEAR ENDED DECEMBER 31, 2000 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO MS. CONSTANCE MILLER, SECRETARY, TIB FINANCIAL CORP., P.O. BOX 2808, KEY LARGO, FLORIDA 33037-7808.

                                  APPENDIX A

                              TIB FINANCIAL CORP.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER


I.       COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors as determined in accordance with the Rules of the Nasdaq Stock Market. All members of the Committee shall have an understanding of fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall hold office until they resign or are removed, or until their respective successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

II.      MEETINGS

         The Committee shall meet quarterly, and at such additional times, if any, as the Committee may deem advisable. Members of the Committee may participate in meetings either in person or by means of telephone conference.

III.     RESPONSIBILITIES

         The responsibilities of the Audit Committee shall be to:

         1. Review this Charter at least annually and recommend any changes to the Board.

         2. Review and discuss the audited financial statements with management.

         3. Make a recommendation to the Board as to whether the audited financial statements reviewed by the Committee should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities Exchange Commission with respect to the fiscal year for which the audited financial statements were prepared.

         4. Review the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and take, or recommend that the Board take, any action the Committee deems appropriate to oversee the independence of the outside auditors.

         5. Discuss with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

         6. Review any significant disagreement among management and the independent accountants concerning accounting principles or practices, financial statement disclosures, or auditing scope or procedure, in connection with the preparation of the financial statements.

         7. Approve the selection of the independent accountants; evaluate the performance of the independent accountants; approve any proposed discharge of the independent accountants, where appropriate; and approve the selection of any successor independent accountants.

                                     PROXY

                              TIB FINANCIAL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder hereby appoints Scott A. Marr and Marvin F. Schindler, and each or any of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of common stock of TIB Financial Corp. (the "Company"), held of record by the undersigned on March 31, 2001, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 22, 2001, or any adjournments thereof.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL
                       (To be signed on the reverse side)

A  [ ]  Please mark your
        vote as in this example


PROPOSAL 1.

  ELECTION OF
  DIRECTORS


      For all Nominees              Withhold Authority       Nominees: For Three-Year Terms Expiring in 2004:
      listed at right (except       to vote for all                      B G Carter
      as marked to the              Nominees                             Armando J. Hendriquez
      contrary below).               (listed at right)                   James R. Lawson, III

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

--------------------------------------------------------

PROPOSAL 2.

  TO RATIFY THE SELECTION OF BDO SEIDMAN,
  LLP AS INDEPENDENT CERTIFIED PUBLIC
  ACCOUNTANTS FOR THE COMPANY

In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting.

This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted for all the Nominees proposed by the Board of Directors and for the ratification of the selection of independent certified public accountants and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

                                           IMPORTANT

                                           PLEASE MARK, SIGN BELOW, DATE AND
                                           RETURN THIS PROXY PROMPTLY IN THE
                                           ENVELOPE FURNISHED.

Signature ______________ Signature if held jointly ______________ DATED:_______

Note: Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[ ] Please mark here if you intend to attend the 2001 Annual Meeting of Shareholders.